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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                                JURISDICTION OF
      SUBSIDIARY                                                  ORGANIZATION
      ----------                                                ---------------


1.       SPSS International, BV                                       The Netherlands

2.       SPSS Asia Pacific Pte Ltd                                    Singapore

3.       SPSS Benelux BV                                              The Netherlands

4.       SPSS GmbH                                                    Germany

5.       SPSS Scandinavia AB                                          Sweden

6.       SPSS UK Ltd.                                                 England

7.       SPSS Japan, Inc.                                             Japan

8.       SPSS Australasia Pty Ltd.                                    Australia

9.       SPSS UK Ltd., India                                          India

10.      SPSS France Sarl                                             France

11.      SPSS Science Software GmbH                                   Germany

12.      SPSS ASC BV                                                  The Netherlands

13.      Jandel Corporation                                           California

14.      SPSS Ltd.                                                    England

15.      SPSS A/S                                                     Denmark

16.      Surveycraft Pty Ltd                                          Australia

17.      Integral Solutions Ltd.                                      England

18.      Quantime Ltd.                                                England

19.      Europe BV                                                    The Netherlands

20.      Vento Software Inc.                                          Florida